UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 6, 2013

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Debt Securities Reclassified from Available for Sale to Held to Maturity

Generally accepted accounting principles require that, at acquisition, an enterprise classify debt securities into one of three categories:  available for sale (AFS), held to maturity (HTM) or trading. AFS securities are carried at fair value on the consolidated statement of financial condition, and unrealized holding gains and losses are excluded from earnings and recognized as a separate component of equity in accumulated other comprehensive income (“AOCI”). HTM debt securities are measured at amortized cost. Both AFS and HTM are subject to review for other-than-temporary impairment.  Meta Financial Group, Inc. (the “Company”) has no trading securities.

On May 6, 2013, the Company reclassified approximately $284.3 million from the AFS to the HTM category.  Following the transfer, the Company had an HTM portfolio of  $284.3 million, representing approximately 22.5% of the Company’s total investment securities portfolio and an AFS portfolio of  $981.2 million, representing approximately 77.5% of its total investment securities portfolio.

The reclassification was made to better reflect the revised intentions of the Company to maintain these securities in its portfolio; in response to the potential impact on Tangible Book Value should interest rates rise, due to the mark to market on these bonds; and to mitigate possible negative impacts on its regulatory capital under the proposed Basel III capital guidelines, whereby unrealized losses on AFS securities could become a direct deduction from regulatory capital.

As reflected in the table below, the reclassification resulted in the recording of an unrealized gain of $2.1 million which amount has been segregated within AOCI. This amount will be amortized over the remaining life of the related securities as an adjustment of yield in a manner consistent with the amortization of premium on the same transferred debt securities. The reclassification will have no impact on the Company’s net income because the accretion of the unrealized holding gain reported in equity will offset the effect on the interest income of the amortization of the premium on these securities.

	Amortized	Fair
	Cost	Value
Debt Securities Reclassified to Held-To-Maturity Investments	May 6, 2013	May 6, 2013

Mortage Backed Securities	$80,255,050.92	$81,342,223.02
State and Municipal	191,940,180.61	192,967,195.54
Agencies	10,000,000.00	10,006,443.30

Total	$282,195,231.53	$284,315,861.86

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

	By:	/s/ David W Leedom
David W. Leedom
Executive Vice President, Secretary, Treasurer,
and Chief Financial Officer

Date: June 7, 2013